Exhibit 99.1

FINAL – FOR IMMEDIATE RELEASE

AGILE SOFTWARE NOW CURRENT IN ITS SEC REPORTING OBLIGATIONS

Agile Announces Conclusion of Stock Option Review

San Jose, CA—March 5, 2007— Agile Software Corporation (Nasdaq: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced that it has completed its review of its historical stock option grant practices and filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2006, and its quarterly reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006, with the Securities and Exchange Commission. These filings had been delayed pending Agile’s conclusion of an internal review by a Special Committee of its Board of Directors into past stock option grant practices, and the resulting decision to restate the Company’s financial results for certain prior periods. Agile voluntarily initiated this review, and has informed the SEC of the results.

The review covered option grants made to all employees, directors and non-employees during the period from the date of our initial public offering in August 1999 to July 2006, consisting of over 200 grant dates (representing over 3,000 individual option grants). The Special Committee’s review identified circumstances where the grant date used as the “measurement date” for accounting purposes preceded the appropriate measurement date, as defined under Generally Accepted Accounting Principles.

On approximately two-thirds of the Company’s historical option grant measurement dates, representing approximately 140 grant dates, the Special Committee found no evidence establishing that the original measurement date used for accounting purposes was inappropriate. On other grant dates, the Special Committee found that there was an insufficient basis to rely on the Company’s original stated grant date to support recorded measurement dates used to account for certain stock options, which were granted primarily from August 1999 through October 2003. Approximately 97% of the total in-the-money value (market price on the actual measurement date minus exercise price) of the options found to have incorrect measurement dates was attributable to those options granted prior to April 30, 2002.

In particular, with respect to such grants, the Special Committee determined that: the Company had grants made by means of unanimous written consents of the Board or the Compensation Committee, wherein all the signatures of the members were not received on the grant date specified in the consents; the Company made several company-wide grants pursuant to an approval of the Board or Compensation Committee or by the Company’s chief executive officer under delegated authority from the Board, but the list of grantees and number of options allocated to each grantee was not finalized as of the stated grant date; and, during the period from August 1999 through October 2003, the Company followed a practice to set the grant date and exercise price for option grants for new hires as of the date of hire or the date of approval by the CEO, and, for some of these grants, related documentation suggested that the option granting process involved the determination of a grant date that preceded the actual approval date. The Special Committee’s inquiry also identified less frequent measurement date errors that were not material, such as grants made to a small number of employees who had not formally commenced their employment as of the grant approval date.

Agile has determined that the total cumulative stock compensation expense, resulting from errors described above, was approximately $69.6 million, and has stock compensation expense of $1.2 million and $2.8 million for its fiscal years ended April 30, 2005 and 2004, respectively, and $65.6 million prior to fiscal 2004. Agile also determined that the restatement does not have a material effect on its fiscal year ending April 30, 2006, and will not have a material effect on any subsequent fiscal year. Further, there was no impact on revenue or net cash provided by operating activities as a result of this additional stock compensation expense.

The cumulative effect of the restatement adjustments on the Company’s consolidated balance sheet at April 30, 2005 was an increase in additional paid-in capital, offset by a corresponding increase in the accumulated deficit and deferred compensation, which results in no net effect on stockholders’ equity. The adjustments increased previously reported net loss per share by $0.02 and $0.06 for the years ended April 30, 2005 and 2004, respectively.

The Special Committee found no evidence of any intention to deceive or impede the Committee’s investigation or to destroy or alter documents. It noted that current management encouraged and fully cooperated in the review. The Special Committee found no evidence that any of the Company’s current officers, including its CEO, CFO, General Counsel, Senior Vice President of Human Resources or Vice President of Finance, or its former CEO, engaged in any intentional mis-dating of options, self-dealing or manipulation of the Company’s financial results. In fact, the Special Committee found that the evidence suggested an effort, in late 2003, by then current management to improve and formalize the Company’s option grant practices by putting in place processes that substantially eliminated the risk of these issues recurring.

Full details of the investigation and the restatement are included in the Company’s Form 10-K for the fiscal year ended April 30, 2006 filed today. Previously filed annual reports on Form 10-K and quarterly reports on Form 10-Q for the periods affected by the restatement have not been amended and, as such, should not be relied upon, and are superseded in their entirety by the information in the filings made with the SEC today.

Status of Nasdaq Listing

As the Company is now current in its SEC reporting obligations, the Company believes that it has now complied with all conditions of the Nasdaq Listing Qualifications Panel to continued listing, and expects that Nasdaq will now conclude its review of the Company’s listing status and continue the listing of the Company’s common stock on the Nasdaq Global Market.

Conference Call and Webcast

Agile will discuss its recent SEC filings, its results of operations for its third quarter ended on January 31, 2007, and management’s forward looking guidance on a conference call on March 19, 2007, beginning at 2:00 p.m. Pacific Time. A Webcast of the conference will be available on Agile’s Web site at www.agile.com under the “Investor Relations” section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

Filing of 10-Q for Third Quarter Ended January 31, 2007

SEC rules require Agile’s Form 10-Q for its third quarter ended January 31, 2007 to be filed by March 12, 2007, unless the Company requests an extension of time to file the Form 10-Q, in which case it will have until March 19, 2007 to make filing. Agile will require several days after March 12, 2007 to complete and file its Form 10-Q for that quarter and, as a result, will request an extension of time, until March 19, 2007, to file the Form 10-Q. Agile does expect to file the Form 10-Q on March 19, 2007.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, improve quality, enable globalization and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions and time-to-value focused implementations, Agile helps companies get the most from their products. 3COM, Acer, Bayer, Broadcom, CooperVision, Dell Inc., Flextronics International, Foxconn, GE Medical Systems, Harris, Heinz, Johnson & Johnson, Johnson Diversey, Lockheed Martin, McAfee, McDonald’s, Micron, Philips, QUALCOMM, Sharp, Shell, Siemens, Tyco Healthcare and ZF are among the over 11,000 customers in the automotive, aerospace and defense, consumer packaged goods, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Agile, Agile Software and the Agile logo are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Quality Management, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. All other brand or product names are trademarks and registered trademarks of their respective holders.

Safe Harbor Statement

This press release contains “forward-looking statements,” as defined under securities laws, including with respect to the Company’s continued listing on the Nasdaq Global Market and the impact of improvements in our stock option granting practices. These forward looking statements are based on our current expectations, estimates and projections, and management’s beliefs and assumptions with respect to the time necessary to complete these efforts, all of which are subject to change. Actual results may differ materially and adversely from those expressed in any forward-looking statements. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for our year ended April 30, 2006, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.